UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 12, 2018
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Proposal 1 in Item 5.07 is incorporated herein by reference.

Item 5.07.	Submission of Matters t a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation (the “Company”), held on April 12, 2018, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1.	Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
John R. Bailey	94,268,503	610,820	7,278,437
Robert L. Boughner	89,681,703	5,197,620	7,278,437
William R. Boyd	89,700,523	5,178,800	7,278,437
William S. Boyd	91,706,335	3,172,988	7,278,437
Richard E. Flaherty	94,199,774	679,549	7,278,437
Marianne Boyd Johnson	92,165,871	2,713,452	7,278,437
Keith E. Smith	94,140,228	739,095	7,278,437
Christine J. Spadafor	94,248,463	630,860	7,278,437
Peter M. Thomas	93,636,685	1,242,638	7,278,437
Paul W. Whetsell	94,180,688	698,635	7,278,437
Veronica J. Wilson	93,854,848	1,024,475	7,278,437

Each of the director nominees was elected to serve as a director until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Proposal 2.	Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain
101,187,622	788,107	182,031

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 16, 2018	Boyd Gaming Corporation

	By:	/s/ Anthony D. McDuffie
Anthony D. McDuffie
Vice President and Chief Accounting Officer